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                                                                   EXHIBIT 10.52

                                  AMENDMENT #3
                                   Relocation

AMENDMENT, made this 16th day of November 1998, between CORNERSTONE PROPERTIES I, LLC, having an office at 1720 So. Amphlett Blvd., Suite 110, San Mateo, California, 94402, "Lessor", and AVANTGO, INC., having an office at 1650 So. Amphlett Blvd., Suite 114 San Mateo, California, 94402, "Lessee."

WHEREAS, CORNERSTONE PROPERTIES I, LLC, and BOMBARDIER SOFTWARE, entered into a Master Lease dated June 23, 1997 covering Suite 114 in the Building 1650 South Amphlett Blvd., San Mateo, California, 94402, at the rental and upon the terms and conditions there more particularly set forth; and

WHEREAS, Lessor and Lessee are desirous of amending said Lease in the manner set forth below.

SQUARE FOOTAGE: Building 1650: Lessee occupies 1,117 square feet in Suite 114, 2,220 square feet in Suite 212, and 1,472 in Suite 309. Effective 1998 lessee will relinquish all three suites, and will lease 8,303 square feet in Building 1700 Suite 300. The total leased square footage will be 8,303.

LEASE TERM: The term for the above mentioned space shall be from December 1, 1998 to November 30, 2001.

RENT SCHEDULE:
December 1, 1998 - November 30, 1999    $2.40/square foot  $19,927.00/month
December 1, 1999 - November 30, 2000    $2.50/square foot  $20,758.00/month
December 1, 2000 - November 30, 2001    $2.60/square foot  $21,588.00/month

SECURITY DEPOSIT: Prior to this Lease Amendment "Lessee" has deposited with "Lessor" a security deposit in the amount of $9,722.53. Security deposit has been increased to $21,588.00; an increase of $11,865.47.

FIRST MONTH'S RENT OF $19,927.00 PLUS THE SECURITY DEPOSIT INCREASE OF $11,865.00 TO EQUAL $31,792.47 IS DUE UPON EXECUTION OF THIS AMENDMENT

TENANT IMPROVEMENTS:
Costs paid by Lessor: New Carpet and Paint.      Costs paid by Lessee: None

OPERATING EXPENSES: Lessee will be billed for Operating Costs and Property Taxes at a proportionate rate of 2.50%. The base year for Operating Costs shall be 1997. The base year for Property Taxes shall be 1997.

GENERAL TERMS: All other terms, covenants, provisions, and agreements of said Lease dated June 23, 1997 and subsequent Amendments shall remain in full force.

IN WITNESS WHEREOF, this Amendment to Lessee has been duly executed by the parties hereto.

Dated: 12/3/98                        Lessor:    CORNERSTONE PROPERTIES I, LLC
       -------------------------
                                                 /s/ Steve Kaufman
                                                 ------------------------------
                                                 By: Steve Kaufman

Dated: 11/19/98                       Lessor:    AVANTGO, INC.
       -------------------------
                                                 /s/ Felix Lin
                                                 ------------------------------
                                                 By: Felix Lin